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                          COMPOSITE
                CERTIFICATE OF INCORPORATION
                             OF
                    KELLY SERVICES, INC.

                        ARTICLE FIRST
          The name of the corporation is Kelly Services, Inc.

                        ARTICLE SECOND
          Its principal office in the State of Delaware is located at No. 100 West Tenth Street, in the City of
Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100
West Tenth Street, Wilmington, Delaware.

                        ARTICLE THIRD
          The nature of the business, or objects or purposes to be transacted, promoted, or carried on are:
          To furnish office, clerical, supervisory and
consultant services.
          To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.
          To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.
          To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.
          To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of
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                            - 2 -

capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.
          To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.
          To borrow or raise moneys for any of the purposes of the corporation and, from time to time, without limit as to amount to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.
          To loan to any person, firm, or corporation any of its surplus funds, either with or without security.
          To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.
          To operate a private trade school and business school in the State of Michigan after obtaining the necessary license for such operation for the instruction of students in various office skills, including, but not by way of limitation, instruction in the use of various office equipment and machines.
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          To have one or more offices, to carry on all or
any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey, or otherwise dispose of real and personal property of every class and description in any of the States, Districts, Territories or Colonies of the United States, and in any and all foreign countries, subject to the laws of such State, District, Territory, Colony or Country.
          In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.
          The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

                       ARTICLE FOURTH
                         Division A
          (a) The total number of shares of stock which the corporation shall have authority to issue is 110,000,000 shares, the par value of each of the shares is $1.00, amounting in the aggregate to $110,000,000, and the shares are divided into two classes consisting of 100,000,000 shares of Class A Common Stock and 10,000,000 shares of
Class B Common Stock.
          (b) Each of the 7,021,879 issued shares of Common Stock of the Corporation is hereby reclassified and changed into one and one-half (1-1/2) shares of Class A Common Stock and one-half (1/2) share of Class B Common Stock, provided that no fractional shares of Class A Common Stock or Class B Common Stock shall be issued, but in the case of each holder of issued Common Stock who would otherwise be entitled to a fractional share of Class A Common Stock and Class B Common Stock, the fractional shares shall be combined into a whole share of Class B Common Stock.
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                         Division B
          The designations, preferences and relative,
participating, optional or other special rights and the qualifications, limitations or restrictions in respect of the shares of each class are as follows:
          (a)  Dividends.  Holders of the Class A Common
               ---------
Stock and the Class B Common Stock shall be entitled to receive dividends, out of funds legally available therefor, when and as declared by the Board of Directors, subject only to the limitations that (1) no cash dividend payable on the shares of the Class B Common Stock shall be declared unless the Board of Directors shall concurrently declare a cash dividend on the shares of the Class A Common Stock at a rate which is not less than the rate of the cash dividend payable on the shares of the Class B Common Stock (but a cash dividend may be declared on the Class A Common Stock without declaring a cash dividend on the Class B Common Stock), and
(2) no dividend payable in shares of the Class B Common
Stock shall be declared on the Class A Common Stock (but a dividend payable in shares of Class A Common Stock may be declared on the Class A Common Stock or the Class B Common Stock and a dividend payable in shares of Class B Common Stock may be declared on the Class B Common Stock).
          (b)  Voting Rights.  Except on matters where their
               -------------
vote is required by Delaware law, the holders of the Class A Common Stock shall not be entitled to vote on any matter coming before any meeting of stockholders. The holders of the Class B Common Stock shall be entitled to one vote per share upon each matter coming before any meeting of stockholders.
          (c)  Conversion of Class B Common Stock.
               -----------------------------------
               1.  Shares of Class B Common Stock shall be
convertible, at the option of the respective holders
thereof, at any time, into fully paid and non-assessable shares of Class A Common Stock on the basis of one share of Class A Common Stock for each share of Class B Common Stock.
               2.  No payment or adjustment with respect to
dividends on shares of the Class A Common Stock or on the Class B Common Stock shall be made in connection with any conversion of shares of Class B Common Stock into shares of Class A Common Stock.
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               3.  The holders of a certificate or
certificates for Class B Common Stock, in order to effect the conversion of shares represented thereby, shall surrender the certificate or certificates to the corporation or to the Transfer Agent for the shares of the Class B
Common Stock, with request for conversion. If the shares of the Class A Common Stock issuable upon conversion are to be issued in a name other than that in which the shares of the Class B Common Stock to be converted are registered, the certificate or certificates shall be duly endorsed for transfer or accompanied by a duly executed stock transfer power, and shall also be accompanied by the necessary stock transfer stamps or equivalent funds.
               Upon surrender of the certificate or
certificates, the corporation shall issue and deliver or cause to be issued and delivered to the person entitled thereto a certificate or certificates for the number of full shares of the Class A Common Stock issuable upon conversion. The corporation shall pay all original issue taxes, if any, payable upon the issue of shares of the Class A Common Stock issued upon any conversion.
               The conversion shall be deemed to have been
effected on the date of the surrender of the certificate or certificates of shares of the Class B Common Stock, and the person in whose name the certificate or certificates of the shares of the Class A Common Stock issuable upon conversion are to be issued shall be deemed to be the holder of record of the shares as of that date.
               4.  If there should be any capital
reorganization or any reclassification of the Class A Common Stock, the shares of the Class B Common Stock shall thereafter have the right to be converted into the number of shares of stock or other securities or property of the corporation to which outstanding shares of the Class A
Common Stock would have been entitled upon the effective
date of the reorganization or reclassification.  The Board
of Directors shall make an appropriate adjustment in the application of the provisions of this paragraph (c) with respect to the conversion rights of the holders of the shares of the Class B Common Stock after the reorganization or reclassification, to the end that the provisions shall be applicable, as nearly as reasonably may be, in respect to any shares or other securities or property thereafter issuable or deliverable upon the conversion of shares of the
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Class B Common Stock.  The provisions of this sub-paragraph shall not apply to a reorganization or reclassification involving merely a subdivision or combination of outstanding shares of the Class A Common Stock.
               5.  In case the corporation shall be
consolidated with or merged into any other corporation or shall sell or transfer its property and business as or substantially as an entirety, then the stock or other securities or other property, including cash, issuable or deliverable in connection with such consolidation, merger or sale in respect of each share of the Class A Common Stock then outstanding, shall thereafter, for the purposes of the conversion rights of the Class B Common Stock, be deemed the equivalent of one share of Class A Common Stock. Upon the exercise of conversion rights, holders of Class B Common Stock shall be entitled to receive on an equivalent basis and at the same rate and on the other terms and conditions set forth in this paragraph (c), the stock or other securities or property, including cash, deemed to be the equivalent of Class A Common Stock. Lawful provisions to this effect shall be made a part of and condition to the consolidation, merger or sale.
               6. In case the corporation shall propose (i) to effect any reclassification of the Class A Common Stock or any capital reorganization involving a change in the
Class A Common Stock, other than a reclassification or reorganization involving merely a subdivision or combination of outstanding shares of the Class A Common Stock, or (ii)
to consolidate with or merger into another corporation, or
to sell or transfer its property and business as or substantially as an entirety, then, in each such case, the corporation shall file with each Transfer Agent for the shares of the Class B Common Stock and shall mail to the holders of record of the shares at their respective addresses then appearing on the records of the corporation a statement, signed by an officer of the corporation, with respect to the proposed action, the statement to be so filed and mailed at least 30 days prior to the record date for holders of the Class A Common Stock for the purposes thereof. The statement shall set forth such facts with respect to the proposed action as shall be reasonably necessary to inform each Transfer Agent for the shares of the Class B Common Stock and the holders of those shares as to the effect of the action upon the conversion rights of the holders.
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               7.  The corporation shall at all times have
authorized but unissued, or in its treasury, a number of shares of the Class A Common Stock sufficient for the conversion of all shares of the Class B Common Stock from time to time outstanding.
               8.  In case the shares of the Class A Common
Stock or the Class B Common Stock at any time outstanding shall, by reclassification or otherwise, be subdivided into a greater number of shares or combined into a lesser number of shares, the shares of Class B Common Stock or Class A Common Stock, respectively, then outstanding shall, at the same time, be subdivided or combined, as the case may be, on the same basis.
          (d)  Preemptive Rights.  Holders of the Class A
               -----------------
Common Stock shall have no preemptive right to subscribe to any securities issued by the corporation. Holders of the Class B Common Stock shall have the preemptive right to subscribe to additional shares of Class B Common Stock, or any other voting stock or any security convertible into
Class B Common Stock or other voting stock, hereafter issued by the corporation.
          (e)  Liquidation Preferences.
               -----------------------
               1.  In the event of dissolution, liquidation
or winding up of the corporation, whether voluntary or involuntary, holders of the Class A Common Stock and of the Class B Common Stock shall be entitled to payment out of the assets of the corporation ratably in accordance with the number of shares held by them respectively.
               2.  Neither a consolidation nor a merger of
the corporation with or into any other corporation, nor a merger of any other corporation into the corporation, nor the purchase or other acquisition by the corporation of all or a part of the outstanding shares of any class or classes of its stock, nor the sale or transfer of the property and business of the corporation, as or substantially as an entirety, shall be considered a dissolution, liquidation or winding up of the corporation within the meaning of the foregoing provisions.
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                        ARTICLE FIFTH
          The business, property and affairs of this corporation shall be managed by a Board of Directors consisting of no fewer than five (5) and no more than nine
(9) members, the exact number to be determined from time to time by resolution of the Board of Directors. The directors shall be classified with respect to the term for which they shall severally hold office by dividing them into three classes, as nearly equal in number as may be, the classes to hold office for successive terms of three years, respectively, but all directors of the corporation shall hold office until their successors are elected and qualified. The Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by the by-laws directed or required to be exercised or done by the stockholders.

          Newly created directorships resulting from any increase in the authorized number of directors and vacancies in the Board of Directors from death, resignation, retirement, disqualification, removal from office or other cause, shall be filled by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the annual meeting at which the term of the class to which they shall have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          Any director, or the entire Board of Directors, may be removed at any time, but only for cause. The affirmative vote of the holders of 75% of the voting power of all of the stock of this corporation entitled to vote in elections of directors shall be required to remove a director from office. The stockholders of the corporation are expressly prohibited from cumulating their votes in any election of directors of the corporation.

                        ARTICLE SIXTH
          The names and places of residence of the
incorporators are as follows:
          NAMES                         RESIDENCES
          L. E. Gray                    Wilmington, Delaware
          S. M. Brown                   Wilmington, Delaware
          A. D. Atwell                  Wilmington, Delaware
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                       ARTICLE SEVENTH
          By-laws of the corporation may be adopted, amended or repealed by the affirmative vote of a majority of the total number of directors or by the affirmative vote of the holders of 75% of the voting power of all of the stock of this corporation entitled to vote in elections of directors. The by-laws may contain any provision for the regulation and management of the affairs of the corporation and the rights or powers of its stockholders, directors, officers, or employees not inconsistent with the laws of the State of Delaware.

                       ARTICLE EIGHTH
          (a) Except as set forth in paragraph (d) of this Article, the affirmative vote of the holders of 75% of the voting power of all of the stock of this corporation entitled to vote in elections of directors shall be required:
               (i)    for a merger or consolidation of this
          corporation or any subsidiary thereof with or into any other corporation, or
               (ii)   for any sale or lease of all or any
          substantial part of the assets of this corporation or any subsidiary thereof to any other corporation, person or other entity, or
               (iii)  for any sale or lease to this
          corporation or any subsidiary thereof of any
          assets (except assets having an aggregate fair market value of less than $5,000,000) in exchange for voting securities (or securities convertible into voting securities or options, warrants or rights to purchase voting securities or securities convertible into voting securities) of this corporation or any subsidiary by any other corporation, person or other entity, if as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon the other corporation, person or other entity which is party to the transaction is the beneficial owner, directly or indirectly, of 5% or more in number of shares of the outstanding shares of any class of stock of this corporation entitled to vote in elections of directors.
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          (b)  For purposes of this Article, any
corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of this corporation,
               (i)   which it owns directly, whether or not
          of record; or
               (ii)  which it has the right to acquire
          pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise, whether or not presently exercisable; or
               (iii) which are beneficially owned, directly
          or indirectly (including shares deemed to be owned through application of clause (ii) above) by an "affiliate" or "associate" as those terms are defined herein; or
              (iv)  which are beneficially owned, directly
          or indirectly by any other corporation, person or entity (including any shares which the other corporation, person or entity has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise, whether or not presently exercisable) with which it or its "affiliates" or "associates" has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of this corporation.
          For the purpose of this Article EIGHTH, the
outstanding shares of stock of this corporation shall include shares deemed owned through the application of clauses (b)(ii), (iii) and (iv) above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants, options or otherwise.
          For the purposes of this Article EIGHTH, the term "affiliate" shall mean any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the corporation, person or other entity. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, directly
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                           - 11 -

or indirectly, of the power to direct or cause the direction of the management and policies of the corporation, person or other entity, whether through the ownership of voting securities, by contract, or otherwise.
          For the purposes of this Article EIGHTH, the term "associate" shall mean (1) any corporation or organization (other than this corporation or a majority-owned subsidiary of this corporation) of which the corporation, person or other entity is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (2) any trust or other estate in which the corporation, person or other entity has a substantial beneficial interest or as to which the corporation, person or other entity serves as a trustee or in a similar fiduciary capacity; and (3) any relative or spouse of a person, or any relative of a spouse, who has the same home as the person or who is a director or officer of this corporation or any of its subsidiaries.
          (c) The Board of Directors shall have the power and duty to determine for the purpose of this Article EIGHTH on the basis of information known to the Board of Directors of this corporation, whether
               (i)  the other corporation, person or other
          entity beneficially owns more than 5% in number of shares of the outstanding shares of any class of stock of this corporation entitled to vote in elections of directors;
               (ii)  a corporation, person or other entity
          is an "affiliate" or "associate" (as defined in paragraph (b) above) of another; and
               (iii) the assets being acquired by this
          corporation, or any subsidiary thereof, have an aggregate fair market value of less than $5,000,000.
          Any such determination shall be conclusive and binding for all purposes of this Article EIGHTH.
          (d) The provisions of this Article EIGHTH shall not apply to any merger or other transaction referred to in this Article EIGHTH with any corporation, person or other entity if (1) the Board of Directors of this corporation has approved a memorandum of understanding with the other corporation, person or other entity with respect to the
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transaction prior to the time that the other corporation,
person or other entity shall have become a beneficial owner of more than 5% in number of shares of the outstanding shares of stock of any class of this corporation entitled to vote in elections of directors; or (2) the transaction is otherwise approved by the Board of Directors of this corporation, provided that a majority of the members of the Board of Directors voting for the approval of the transaction were duly elected and acting members of the Board of Directors prior to the time that the other corporation, person or other entity shall have become a beneficial owner of more than 5% in number of shares of the outstanding shares of stock of any class of this corporation entitled to vote in elections of directors. In addition, the provisions of this Article EIGHTH shall not apply to any merger or other transaction referred to in this Article EIGHTH with a subsidiary (which terms shall mean a corporation of which a majority of the outstanding shares of stock entitled to vote in elections of directors is owned by this corporation directly, and/or indirectly through one or more other subsidiaries).

                        ARTICLE NINTH
          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:
          To fix the amount to be reserved as working
capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.
          From time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of this corporation (other than the stock ledger), or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right of inspecting any account, book or document of this corporation except as conferred by statute unless authorized by a resolution of the stockholders or directors.
          By resolution or resolutions, passed by a majority of the whole board to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions, or in the by-laws of this
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                           - 13 -

corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of this corporation, and may have power to authorize the sale of this corporation to be affixed to all papers which may require it. The Committee or committees shall have the name or names as may be stated in the by-laws of this corporation or as may be determined from time to time by resolution adopted by the Board of Directors.
          This corporation may, in its by-laws confer powers upon its directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by the statute.
          Both stockholders and directors shall have power, if the by-laws so provide, to hold their meetings and to have one or more offices within or without the State of Delaware, and to keep the books of this corporation (subject to the provisions of the statutes), outside of the State of Delaware at such places as may be from time to time designated by the Board of Directors.

                        ARTICLE TENTH
          Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 3883 of the Revised Code of 1915 of said State, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 43 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which
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the said application has been made, be binding on all the
creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                      ARTICLE ELEVENTH
          The Board of Directors of this corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of this corporation; (b) merge or consolidate this corporation with another corporation; or (c) purchase or otherwise acquire all or substantially all of the properties and assets of this corporation, shall, in connection with the exercise of its judgment in determining what is in the best interest of this corporation and its stockholders, give due consideration to such factors as the Board of Directors determined to be relevant, including without limitation, the social, legal, and economic effects of the proposed transaction upon employees, customers, suppliers, and other affected persons, firms and corporations and on the communities in which this corporation and its subsidiaries operate or are located.

                      ARTICLE TWELFTH
          No action required or permitted to be taken at any annual or special meeting of the stockholders of this corporation may be taken without a meeting and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                        ARTICLE THIRTEENTH
          No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article THIRTEENTH shall not eliminate or limit liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.
The foregoing provisions of this Article THIRTEENTH shall
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                           - 15 -

not eliminate the liability of a director for any act or omission occurring prior to the date on which this Article THIRTEENTH becomes effective. No amendment or repeal of this Article THIRTEENTH shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                     ARTICLE FOURTEENTH
          Special meetings of the stockholders of this corporation for any purpose or purposes may be called at any time by the Board of Directors or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the by-laws of this corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

                      ARTICLE FIFTEENTH
          This corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provision of the Certificate of Incorporation or the by-laws of this corporation (and in addition to any other vote that may be required by law, this Certificate of Incorporation, or by the by-laws of this corporation), the affirmative vote of the holders of 75% of the voting power of all stock of this corporation entitled to vote in elections of directors shall be required to amend, alter, change, or repeal Article FIFTH, SEVENTH, EIGHTH, NINTH, ELEVENTH, TWELFTH, THIRTEENTH, FOURTEENTH and FIFTEENTH of this Certificate of Incorporation.

          WE, THE UNDERSIGNED, being each of the
incorporators hereinbefore named for the purpose of forming a corporation in pursuance of the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 26th day of August, A. D. 1952.


                           s/     L.E. Gray        (SEAL)
                           ------------------------------

                           s/     S.M. Brown       (SEAL)
                           ------------------------------

                           s/     A.D. Atwell      (SEAL)
                           ------------------------------



As Amended June 20, 1996